UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2024

GoodRx Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39549	47-5104396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Olympic Boulevard

Santa Monica, CA 90404

(Address of Principal Executive Offices) (Zip Code)

(855) 268-2822

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GDRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 6, 2024 (the “Effective Date”), GoodRx Holdings, Inc. (the “Company”) entered into two Stock Purchase Agreements, one with Spectrum Equity VII, L.P., Spectrum VII Investment Managers’ Fund, L.P., and Spectrum VII Co-Investment Fund, L.P. (collectively, “Spectrum”), and one with Francisco Partners IV, L.P. and Francisco Partners IV-A (collectively, “Francisco Partners”). Pursuant to such agreements, the Company agreed to repurchase 6,239,942 shares of the Company’s Class A common stock (after giving effect to the automatic conversion of the Company’s Class B common stock to Class A common stock upon such repurchase) from Spectrum and 14,622,366 shares of the Company’s Class A common stock (after giving effect to the automatic conversion of the Company’s Class B common stock to Class A common stock upon such repurchase) from Francisco Partners at a price of $7.19 per share, in each case representing a discount from the Company’s closing share price of $7.57 as of the Effective Date (the “Spectrum and Francisco Partners Repurchase”), as part of the Company’s existing authority to repurchase up to an aggregate of $450.0 million of its Class A common stock (the “Repurchase Program”). Approximately $299.6 million is expected to remain available under the Repurchase Program following the Spectrum and Francisco Partners Repurchase. The Spectrum and Francisco Partners Repurchase is expected to close on or about March 11, 2024, subject to customary closing conditions.

In connection with the Spectrum and Francisco Partners Repurchase, each of Spectrum and Francisco Partners, together with their respective affiliates, have agreed that they will not, without the Company’s prior approval, sell, transfer, otherwise dispose of or enter into a hedging transaction involving the Company’s securities until the completion of the second full trading day after the public release of earnings data for the quarter ended March 31, 2024.

Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the amount available under the Repurchase Program following the Spectrum and Francisco Partners Repurchase and the anticipated closing of the Spectrum and Francisco Partners Repurchase. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in its other filings with the Securities and Exchange Commission. The forward-looking statements in this Form 8-K are based upon information available to the Company as of the date of this Form 8-K, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and the statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRX HOLDINGS, INC.

Date: March 7, 2024	By:	/s/ Karsten Voermann
Name: Karsten Voermann
Title: Chief Financial Officer